Exhibit 10.1




                          SECURITIES PURCHASE AGREEMENT

                                  BY AND AMONG

                     FOREX365, INC. f/k/a SOLAR GROUP, INC.

                                       AND

                              KIG INVESTORS II, LLC










                          DATED AS OF NOVEMBER 14, 2007



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                          SECURITIES PURCHASE AGREEMENT


     THIS SECURITIES PURCHASE AGREEMENT (the "Agreement") is made and entered into as of November 14, 2007, by and among KIG Investors II, LLC, a Delaware limited liability company (the "Buyer") and Forex365, Inc. f/k/a Solar Group, Inc., a Nevada corporation (the "Company").


                                    RECITALS

     A. The Company currently has 1,027,647 shares of common stock, $0.01 par value, issued and outstanding.

     B. The Company desires to issue to the Buyer 27,500,000 shares of common stock, $0.01 par value ("Shares"), for a purchase price of $275,000, or $0.01 per share, and on such other terms and conditions set forth herein ("Stock Issuance").

     C. As a condition of the Stock Issuance, a portion of the proceeds of the purchase price from the Stock Issuance shall be used to pay certain liabilities and obligations of the Company, all as more specifically set forth herein.

     D. In connection with the Stock Issuance, the Shares issued by the Company to the Buyer will be granted registration rights pursuant to the terms and conditions set forth in a certain registration rights agreement between the Company and the Buyer, the form of which is attached hereto as Exhibit A ("Registration Rights Agreement").

     E. The execution and delivery of this Agreement, the consummation of the transactions contemplated under this Agreement and the execution and delivery of the Registration Rights Agreement have been duly authorized and approved by the directors of the Company, and no approval of the stockholders of the Company is required with respect to any of the foregoing.

     NOW, THEREFORE, in consideration of the above recitals, the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


                                    ARTICLE I

                               SALE AND PURCHASE
                               -----------------

     1.1 Sale and Purchase of Shares; Registration Rights. At the Closing and subject to and upon the terms and conditions of this Agreement, the Company agrees to sell and issue to the Buyer, and the Buyer agrees to purchase from the Company, the Shares. The Shares, when issued, shall have registration rights pursuant to the terms and conditions of the Registration Rights Agreement, which Registration Rights Agreement shall be executed and delivered by the Company and the Buyer at Closing. As of Closing, the Shares shall constitute not less than 96.4% of the issued and outstanding shares of the Company's common stock. The sale and purchase of the Shares contemplated hereunder shall be referred to herein as the "Transaction" or the "Stock Issuance".

     1.2 Closing. Unless this Agreement shall have been terminated pursuant to
Article VIII hereof, and subject to the satisfaction and waiver of the conditions set forth in Article VI hereof, the closing of the Transaction (the "Closing") shall take place at the offices of the Buyer on a date not later than three (3) business following the satisfaction or and waiver of the conditions set forth in Article VI hereof or such other date mutually agreeable to the Buyer and the Company (the "Closing Date").

     1.3 Purchase Price. The aggregate purchase price for the Shares shall be Two Hundred Seventy-Five Thousand Dollars ($275,000) ("Purchase Price").

     1.4 Issuance of Certificates Representing the Shares. At Closing, the Company shall direct and cause the Company's transfer agent to deliver certificate(s) representing the Shares with the restrictive legend under the Securities Act of 1933, as amended ("Securities Act").

     1.5 Taking of Necessary Action; Further Action. If, at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest Buyer with full right, title and possession to the Shares, the Company will take all such lawful and necessary action.


                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                  ---------------------------------------------

     The Company hereby represents and warrants to, and covenants with, the Buyer, as follows:

     2.1 Organization and Qualification.

          (a) Except as set forth in Schedule 2.1 hereto, the Company is a corporation duly incorporated or organized, validly existing and in good standing under the laws of the State of Nevada and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted by the Company. The Company is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders ("Approvals") necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being by the Company. The Company is duly qualified to conduct its business in each state and each foreign jurisdiction in which is required to do so. Except as set forth above, the Company has filed each annual corporate or information report ("Annual Report") required to be filed by it in the state of Nevada and in each state and foreign jurisdiction in which it is required to be qualified to do business as a foreign corporation. Complete and correct copies of the articles of incorporation or organization and by-laws (or other comparable governing instruments with different names) (collectively referred to herein as "Charter Documents") of the Company, as amended and currently in effect, and each Annual Report filed by the Company have been heretofore delivered to the Buyer. Except as set forth on
Schedule 2.1 hereto, the Company is not in violation of any of the provisions of the Company's Charter Documents.

          (b) Minutes of all meetings and consents in lieu of meetings of its Board of Directors (and any committees thereof), similar governing bodies and stockholders ("Corporate Records") in the Company's possession have been heretofore delivered to the Buyer, and such Corporate Records are true and accurate.


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          (c) The Company has heretofore delivered to the Buyer all records of the ownership, including stock transfer and issuance ledgers and records, of the Company's capital stock maintained by the transfer agent ("Stock Records") in the Company's possession, and such Stock Records are true and accurate.

     2.2 Subsidiaries. The Company has no subsidiaries.

     2.3 Authority Relative to this Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby (including the Transaction). The execution and delivery of this Agreement and the consummation by the Company of the transactions contemplated hereby (including the Transaction) have been duly and validly authorized by all necessary corporate action on the part of Company (including the approval by its board of directors), and no other corporate proceedings on the part of the Company (including the approval of the Company's stockholders) are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the Buyer, constitutes the legal and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and public policy.

     2.4 No Conflict; Required Filings and Consents.

          (a) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company shall not: (i) conflict with or violate the Company's Charter Documents, (ii) conflict with or violate any Legal Requirements to which the Company is bound, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair the Company's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company pursuant to any Contracts (as defined in Section 2.16) except, with respect to clauses (ii) or (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually and in the aggregate, have a Material Adverse Effect on the Company, taken as a whole. For purposes of this Agreement, "Legal Requirements" means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity (as defined in Section 2.4(b)), and all requirements set forth in applicable Contracts.

          (b) The execution and delivery of this Agreement by the Company does, and the performance of its obligations hereunder will not, require any consent, approval, authorization or permit of, filing with, or notification to, any court, administrative agency, commission, governmental or regulatory authority, domestic or foreign (a "Governmental Entity"), except for applicable requirements, if any, of the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), state securities laws ("Blue Sky Laws"), and the rules and regulations thereunder, and appropriate documents with the relevant authorities of other jurisdictions in which the Company is qualified to do business.


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     2.5 Capitalization.

          (a) The authorized capital stock of the Company consists of 50,000,000 shares of common stock, $0.01 par value ("Common Stock") and 1,000,000 shares of preferred stock, $0.01 par value ("Preferred Stock") of which no shares have been designated by the Company's board of directors. At the close of business on the business day prior to the date hereof:, (i) 1,027,647 shares of the Company's common stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable; (ii) no shares of the Company's preferred stock were issued and outstanding; (iii) except as set forth on Schedule 2.5 hereto, no options to purchase the Company's common stock were outstanding; (iv) no warrants to purchase shares of the Company's common stock were outstanding; and (v) except as set forth on Schedule 2.5 hereto, no notes, debentures or securities convertible into the Company's common stock are outstanding. All securities of the Company have been issued and granted in compliance with (i) all applicable securities laws and regulations, (ii) all Legal Requirements, and
(iii) all requirements set forth in any applicable contracts.

          (b) Except as set forth on Schedule 2.5 hereto, (i) there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, or to repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of the Company or obligating the Company to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement, (ii) there are no lock up agreements or other agreements affecting the transfer of any equity security of any class of the Company, and (iii) there are no bonds, debentures, notes or other indebtedness of the Company issued or outstanding having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which the stockholders of the Company may vote.

          (c) Except as contemplated by this Agreement, there are no registration rights, and there is no voting trust, proxy, rights plan, anti-takeover plan, or other agreement or understanding to which the Company is a party or by which the Company is bound with respect to any equity security of any class of the Company.

          (d) The Shares to be issued with respect to the Transaction contemplated under this Agreement shall, when issued, be duly authorized, validly issued, fully paid and nonassessable, shall be free and clear of all liens, claims, charges, encumbrances, pledges, mortgages, security interests, options, rights to acquire, proxies, voting trusts or similar agreements, restrictions on transfer or adverse claims of any nature whatsoever ("Liens") and shall have been issued in compliance with all Legal Requirements.

     2.6 Compliance. The Company has complied with, are not in violation of, any laws, rules or regulations of any Governmental Entity including, without limitation, any and all applicable securities laws and regulations, environmental laws and regulations, and laws and regulations regarding hazardous and toxic substances and materials, except for failures to comply or violations which, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect on the Company.

     2.7 Financial Statements; Filings.

          (a) The Company has provided to the Buyer a correct and complete copy of the audited financial statements (including, in each case, any related notes thereto) of the Company for the fiscal years ended June 30, 1999, 2001, 2002,


                                       4

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2003 and 2004, complied as to form in all material respects with the published rules and regulations of any applicable Governmental Entity, prepared in accordance with the generally accepted accounting principles of the United States ("U.S. GAAP") applied on a consistent basis throughout the periods involved, audited by a certifying accountant registered with the Public Company Accounting Oversight Board ("PCAOB"), and each fairly presents in all material respects the financial position of the Company at the respective dates thereof and the results of its operations and cash flows for the periods indicated.

          (b) The Company shall provide to the Buyer, prior to the Closing, a correct and complete copy of the audited financial statements (including all related notes thereto) of the Company for the fiscal years ended June 30, 2000, 2005, 2006 and 2007 ("Annual Financial Statements"), and such Annual Financial Statements when delivered shall be complied as to form in all material respects with the published rules and regulations of any applicable Governmental Entity, prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved, audited by a certifying accountant registered with the PCAOB, and each shall fairly present in all material respects the financial position of the Company at the date thereof and the results of its operations and cash flows for the periods indicated.

          (c) The Company shall provide to the Buyer, prior to the Closing, a correct and complete copy of the unaudited financial statements (including all related notes thereto) of the Company for the fiscal quarters ended September 30, 2006, December 31, 2006, March 31, 2007 and September 30, 2007 ("Interim Financial Statements"), and such Interim Financial Statements shall be complied as to form in all material respects with the published rules and regulations of any applicable Governmental Entity, prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved, reviewed by a certifying accountant registered with the PCAOB, and shall each fairly present in all material respects the financial position of the Company at the date thereof and the results of its operations and cash flows for the periods indicated.

          (d) On August 4, 1987, the Company filed Form 15-12G ("Form 15") to withdraw the registration of its common stock under the Exchange Act, the Form 15 was true, accurate and complete, and the Company did not receive any notice or comment from the SEC with respect thereto. Accordingly, none of the Company's securities are currently registered under Section 12(g) of the Exchange Act.

     2.8 No Liabilities. Except as set forth in Schedule 2.8 hereto and except for the obligations of the Company under the Registration Rights Agreement, the Company has no Liabilities. For purposes of this Agreement, "Liability" or "Liabilities" shall mean all debts, liabilities and obligations, direct, indirect, absolute or contingent of the Company, whether accrued, vested or otherwise, whether known or unknown and whether or not reflected, or required in accordance with U.S. GAAP to be reflected, in the Company's balance sheet. The proceeds of the Purchase Price (not to exceed $200,000) will be sufficient to pay and satisfy in full, at Closing, all Liabilities set forth on Schedule 2.8 hereto ("Scheduled Liabilities").

     2.9 Absence of Certain Changes or Events. Since June 30, 2004, there has not been: (i) any Material Adverse Effect on the Company, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of the Company's capital stock, or any purchase, redemption or other acquisition of any of the Company's capital stock or any other securities of the Company or any options, warrants, calls or rights to acquire any such shares or other securities, (iii) any split, combination or reclassification of any of the Company's capital stock, (iv) any granting by the Company of any increase in compensation or fringe benefits, except for normal increases of cash compensation in the ordinary course of business consistent with past practice, (v) any material change by the Company


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in its accounting methods, principles or practices, except as required by concurrent changes in U.S. GAAP, (vi) any change in the auditors of the Company,
(vii) any issuance of capital stock of the Company, or (vii) any revaluation by the Company of any of their respective assets, other than in the ordinary course of business.

     2.10 Litigation. Except as set forth in Schedule 2.10 hereto, there are no claims, suits, actions or proceedings (at law or in equity) pending or threatened against the Company, before any Governmental Entity or arbitrator (including, without limitation, any allegation of criminal conduct or a violation of the Racketeer and Influenced Corrupt Practices, as amended), and the Company is not subject to any outstanding order, writ, judgment, injunction, order, decree or arbitration order. There are no suits, actions, claims, proceedings pending or threatened, seeking to prevent, hinder, modify or challenge the transactions contemplated under this Agreement.

     2.11 Employee Benefit Plans.

          (a) The Company does not have in place any arrangement or policy (written or oral) providing for insurance coverage, workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, severance or termination benefits, retirement or deferred compensation, profit sharing, bonuses, stock options, stock appreciation rights, stock purchases or other forms of incentive compensation or post-retirement insurance, compensation or benefits which is maintained or administered by the Company, or to which the Company contributes, and which covers any employee or former employee of the Company or under which the Company has any liability, including any "employee welfare benefit plan," "employee benefit plan" and "employee pension benefit plan" as defined under the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

          (b) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any stockholder, director, employee or consultant of the Company.

     2.12 Labor Matters. The Company is not a party to any collective bargaining agreements or labor union contract. There are no strikes or labor disputes or lawsuits, unfair labor or unlawful employment practice charges, contract grievances or similar actions pending or threatened by any of the employees, former employees or employment applicants of the Company. The Company has not had any employees, and has not paid any compensation of any kind to any employees, since prior to June 30, 2000.

     2.13 Restrictions on Business Activities. There is no agreement, commitment, judgment, injunction, order or decree binding upon Company or to which Company is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company, any acquisition of property by the Company or the current or future conduct of business by the Company.

     2.14 Taxes.

          (a) Definition of Taxes. For the purposes of this Agreement, "Tax" or "Taxes" refers to any and all federal, state, local and foreign taxes, including, without limitation, gross receipts, income, profits, sales, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, assessments, governmental charges and duties together with all interest, penalties and additions imposed with respect to any such amounts and any obligations under any agreements or arrangements with any other person with respect to any such amounts and including any liability of a predecessor entity for any such amounts.


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


          (b) Tax Returns and Audits.

               (i) the Company has timely filed all federal, state, local and foreign returns, estimates, information statements and reports relating to Taxes ("Returns") required to be filed by the Company with any Tax authority prior to the date hereof, except such Returns which are not material to the Company and except for income tax returns for the Company's fiscal years ended June 30, 1999, 2000, 2001, 2002, 2003, 2004, 2005, 2006 and 2007 ("Income Tax Returns").
The Income Tax Returns shall be completed and filed prior to Closing and each such return shall show no Taxes due. All such Returns, including the Income Tax Returns when filed, are true, correct and complete in all material respects. The Company has paid all Taxes shown to be due on such Returns.

               (ii) All Taxes that the Company is required by law to withhold or collect have been duly withheld or collected, and have been paid over to the proper governmental authorities.

               (iii) The Company has not been delinquent in the payment of any material Tax nor is there any material Tax deficiency outstanding, proposed or assessed against the Company, nor has the Company executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

               (iv) No audit or other examination of any Return of the Company by any Tax authority is presently in progress, nor has the Company been notified of any request for such an audit or other examination.

               (v) No adjustment relating to any Returns filed by the Company has been proposed in writing, formally or informally, by any Tax authority to the Company or any representative thereof.

               (vi) The Company has no liability for any Taxes for its current fiscal year, whether or not such Taxes are currently due and payable.

     2.15 No Brokers; Third Party Expenses. Neither the Neither company nor the principals of the Company have incurred, nor will they incur, directly or indirectly, any liability for brokerage commissions in connection with this Agreement or any transaction contemplated hereby.

     2.16 Agreements, Contracts and Commitments. Except as set forth in Schedule 2.16, (a) there are no written employment agreements, termination or severance agreements, or consulting agreements with the current or former officers, directors, employees or consultants of the Company and to which the Company is a party; (b) the Company is not a party to and is not bound by any commitment, agreement or other instrument which contemplates payment of any monies or which is otherwise material to the operations, assets or financial condition of the Company, including but not limited to any royalty, franchising fees, or any other fee based on a percentage of revenues or income; (c) the Company is not a party to and is not bound by any commitment, agreement or instrument which limits the freedom of the Company to compete in any line of business or with any Person; and (d) the Company is not in default in any material respect under any material lease, contract, mortgage, indentures, note, deed of trust, loan agreement, bond, guaranty, liens, license, permit, franchise, purchase orders, sales orders, arbitration awards, judgments, decrees, orders, documents, instruments, understandings and commitments, or other instrument or obligation of any kind, whether written or oral. True, correct and complete copies of each contract, commitment, agreement, obligation or instrument to which the Company is currently a party or bound under (or written summaries in the case of oral contracts) have been heretofore delivered to the Buyer.


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


     2.17 Interested Party Transactions. Except as set forth on Schedule 2.17 hereto, no employee, officer, director or 5% or more stockholder of the Company or a member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them, other than (i) for payment of salary or consulting fees for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Company, and (iii) for other employee benefits made generally available to all employees, and all of such transactions have been fully and properly disclosed in the Annual Financial Statements.

     2.18 Pink Sheet Quotation. The Company's common stock is quoted on the "pink sheets' quotation system maintained by Pink Sheets, LLC under the name Solar Group, Inc., the former name of the Company. There is no action or proceeding pending or, to Company's knowledge, threatened against the Company by NASDAQ or the National Association of Securities Dealers ("NASD") with respect to any intention by such entities to prohibit or terminate the quotation of the Company's Common Stock on the "pink sheets." There is no action pending or threatened, to Company's knowledge, by any market maker in the Company's common stock to discontinue their market making activities with respect thereto.

     2.19 Investment Company Act. The Company is not an "investment company" or an "affiliated person" of or "promoter" or "principal underwriter" or an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended, nor is the Company otherwise subject to regulation thereunder. The Company is not a "holding company" as that term is defined in, and is not otherwise subject to regulation under, the Public Utility Holding Company Act of 1935.

     2.20 Bankruptcy and Criminal Proceedings. Neither the Company nor any of its officers, directors, affiliates, promoters have, during the last five years, been subject to or suffered any of the following:

          (a) a petition under the Federal bankruptcy laws or any other insolvency or moratorium law or has a receiver, fiscal agent or similar officer been appointed by a court for such person, or any partnership in which such person was a general partner at or within two years before the time of such filing, or any corporation or business association of which such person was an executive officer at or within two years before the time of such filing;

          (b) a conviction in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations which do not relate to driving while intoxicated or driving under the influence);

          (c) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring suspending or otherwise limiting such person's involvement in any type of business, securities or banking activities; or

          (d) been found guilty by a court of competent jurisdiction in a civil action or by the U.S. Securities and Exchange Commission ("SEC"), the Commodity Futures Trading Commission ("CFTC") or state securities regulators and commissions to have violated any federal or state securities or commodities law, regulation or decree and the judgment in such civil action or finding by the SEC, CFTC or state securities regulators or commissions has not been subsequently reversed, suspended or vacated.

     2.21 Assets; Properties and Insurance. At Closing, the Company will not have any assets, whether tangible or intangible, will not own any real or personal property and will not maintain any insurance of any kind.


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


     2.22 Environmental Matters. The Company: (a) has not received any written notice, citation, claim, assessment, proposed assessment or demand for abatement alleging that it is responsible for the correction or cleanup of any condition resulting from a violation of any law, ordinance or other governmental regulation regarding environmental matters; (b) has no knowledge that any toxic or hazardous substances or materials have been emitted, generated, disposed of or stored on any real property owned or leased by it, or owned or controlled by it as a trustee or fiduciary (collectively, the "Properties"), in any manner that violates or, after the lapse of time may violate, any presently existing federal, foreign, regional, state or local law or regulation governing or pertaining to such substances and materials; and (c) has no knowledge that, during its ownership or lease of such Properties, any of such Properties has been operated in any manner that violated any applicable federal, foreign, regional, state or local law or regulation governing or pertaining to toxic or hazardous substances and materials.

     2.23 Intellectual Property. There are no arrangements relating to the use by the Company of any intellectual property owned by another Person, and the Company has not at any time been in breach of such arrangements. The Company has not granted and is not obligated to grant a license, assignment or other right with respect to any intellectual property.

     2.24 Representations and Warranties Complete. The representations and warranties of the Company included in this Agreement and any list, statement, document or information set forth in, or attached to, any Schedule provided pursuant to this Agreement or delivered hereunder, are true and complete in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, under the circumstance under which they were made.


                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF THE BUYER
                   -------------------------------------------

     Buyer represents and warrants to, and covenants with, the Company, as follows:

     3.1 Organization. The Buyer is a limited liability company duly organized and validly existing under the laws of the State of Delaware and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned by the Buyer to be conducted.

     3.2 Authority Relative to this Agreement. The Buyer has full power and authority to: (i) execute, deliver and perform this Agreement, and each ancillary document which the Buyer has executed or delivered or is to execute or deliver pursuant to this Agreement, and (ii) carry out the Buyer's obligations hereunder and thereunder and, to consummate the transactions contemplated hereby (including the Transaction). The execution and delivery of this Agreement and the consummation by the Buyer of the transactions contemplated hereby (including the Transaction) have been duly and validly authorized by all necessary action on the part of the Buyer (including the approval by its Board of Managers), and no other proceedings on the part of the Buyer are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Buyer and, assuming the due authorization, execution and delivery thereof by the Company, constitutes the legal and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and public policy.


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


     3.3 No Conflict; Required Filings and Consents.

          (a) The execution and delivery of this Agreement by the Buyer does not, and the performance of this Agreement by the Buyer, shall not: (i) conflict with or violate the Buyer's certificate of organization or operating agreement, or (ii) subject to obtaining the adoption of this Agreement and the Transaction by the Board of Managers, conflict with or violate any laws or regulations.

          (b) The execution and delivery of this Agreement by the Buyer does not, and the performance of its obligations hereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except for applicable requirements, if any, of the Exchange Act and the rules and regulations thereunder.

     3.4 Brokers. The Buyer has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agent's commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     3.5 Approval. The Board of Managers of the Buyer has, as of the date of this Agreement, unanimously declared the advisability of the Transaction and approved this Agreement and the transactions contemplated hereby.

     3.6 Acquisition of Shares for Investment. The Buyer is an "accredited investor," as such term is defined in Section 2(15) of the Securities Act and Rule 501 of Regulation D promulgated thereunder, the Buyer is purchasing the Shares for the Buyer's own account, solely for investment purposes, and not with a view to, or for resale in connection with, any distribution thereof or with any present intention of distributing or selling any of the Shares, except as allowed by the Securities Act, or any rules and regulations promulgated thereunder. The Buyer understands and agrees that the Shares being acquired pursuant to this Agreement have not been registered under the Securities Act or under any applicable state securities laws and may not be sold, pledged, assigned, hypothecated or otherwise transferred ("Transfer"), except pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration under the Securities Act, the availability of which shall be established to the satisfaction of the Company at or prior to the time of Transfer. The Buyer acknowledges that it may have to bear the economic risk of its investment in the Shares for an indefinite period of time since the Shares have not been registered under the Securities Act and therefore cannot be sold unless the Shares are subsequently registered or an exemption from registration is available. The Buyer has received and reviewed such information concerning the Company as it deems necessary to evaluate the risks and merits of its investment in the Company. The Buyer has such knowledge and experience in financial matters as to be capable of evaluating the merits and risks of an investment in the Shares. The sale of the Shares to the Buyer is being made without any public solicitation or advertisements.

     3.7 Bankruptcy and Criminal Proceedings. Neither the Buyer nor its managers, affiliates, promoters have, during the past five years, been subject to or suffered any of the following:

          (a) a petition under the Federal bankruptcy laws or any other insolvency or moratorium law or has a receiver, fiscal agent or similar officer been appointed by a court for such person, or any partnership in which such person was a general partner at or within two years before the time of such filing, or any corporation or business association of which such person was an executive officer at or within two years before the time of such filing;

          (b) a conviction in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations which do not relate to driving while intoxicated or driving under the influence);

          (c) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring suspending or otherwise limiting such person's involvement in any type of business, securities or banking activities; or

          (d) been found guilty by a court of competent jurisdiction in a civil action or by the U.S. Securities and Exchange Commission ("SEC"), the Commodity Futures Trading Commission ("CFTC") or state securities regulators and commissions to have violated any federal or state securities or commodities law, regulation or decree and the judgment in such civil action or finding by the SEC, CFTC or state securities regulators or commissions has not been subsequently reversed, suspended or vacated.

     3.8 Representations and Warranties Complete. The representations and warranties of the Buyer included in this Agreement and any list, statement, document or information set forth in, or attached to, any Schedule provided pursuant to this Agreement or delivered hereunder, are true and complete in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, under the circumstance under which they were made.


                                   ARTICLE IV

                      CONDUCT PRIOR TO THE EFFECTIVE TIME
                      -----------------------------------

     During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, the Company, except to the extent that the Buyer shall otherwise consent in writing, shall carry on its business in the usual, regular and ordinary course consistent with past practices, in substantially the same manner as heretofore conducted and in compliance with all applicable laws and regulations, pay its debts and taxes when due subject to good faith disputes over such debts or taxes, pay or perform other material obligations when due, and use its commercially reasonable efforts consistent with past practices and policies to preserve substantially intact its present business organization.


                                    ARTICLE V

                              ADDITIONAL AGREEMENTS
                              ---------------------

     5.1 Payment of Company Closing Obligations. At Closing, the Company shall pay the Scheduled Liabilities from the proceeds of the Purchase Price at Closing (not to exceed $200,000).

     5.2 Resignations and Appointments of Company's Officers and Directors. Upon execution of this Agreement by the parties, the Company shall deliver to the Buyer resignations, in a form and substance acceptable to the Buyer, providing for the resignation of all of the current directors and officers of the Company (the "Resignations") and appointing Kevin R. Keating as the sole director of the Company (the "Appointment"). For purposes of this Agreement, the term "Change of Control" means actions contemplated by the Resignations and the Appointment.

     5.3 Undertaking by Company Accountants. At or prior to Closing, the Company shall obtain, and deliver to the Buyer, an undertaking from Chisholm, Bierwolf & Nilson, LLC, a registered public accounting firm ("Accountant"), in a form and substance satisfactory to the Buyer, providing that: (i) the Accountant agrees to an engagement with Company to serve as its registered public accounting firm following the Closing for purposes of auditing the Company's financial statements for the fiscal years ended June 30, 2008 and of reviewing the quarterly financial statements for the fiscal quarters ended December 31, 2007 and March 31, 2008, at rates acceptable to the Buyer, (ii) the Accountant is willing to act as the Company's registered public accounting firm for ongoing reporting requirements under the Exchange Act including, without limitation, the filing of Forms 10-QSB and 10-KSB, at the rates and charges acceptable to the Buyer, (iii) the Accountant is duly registered with the U.S. Public Company Accounting Oversight Board ("PCAOB"), and (iv) the Accountant shall provide its consent to the use of its audited financial statements and accompanying report in any regulatory filing by the Company prior to or following the Closing including, without limitation, the Company's Form 10-SB to be filed by the Company following the Closing ("Undertaking").

     5.4 Compliance Matters. Prior to and as a condition of the Closing, the Company shall: (i) prepare and have audited by the Accountant the Annual Financial Statements, (ii) prepare and have reviewed by the Accountant the Interim Financial Statements, (iii) provide the Buyer with any information required to be included by the Company in a Form 10-SB to be filed by the Company following the Closing, (iv) have the Tax Returns prepared by the Accountant and have filed the same, (v) prepare and file the annual report for the State of Nevada which was due March 1, 2007 and pay the annual and late fees related thereto, (vi) pay the Company's registered agent in Nevada for statutory representation fees for 2007, and (vii) deliver to the Buyer the audited financial statements of the Company for the fiscal year ended June 30, 2000 (collectively, the "Compliance Matters").

     5.5 Other Actions; Due Diligence Schedule. The Buyer and the Company shall cooperate with each other and use their respective reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on their part under this Agreement and applicable laws to consummate the Transaction and the other transactions contemplated hereby, including preparing and filing as soon as practicable all documentation to effect all necessary notices, reports and other filings, and obtaining as soon as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Transaction or any of the other transactions contemplated hereby.

     5.6 Confidentiality; Access to Information. Each party agrees to maintain and hold in strict confidence any material, non-public information provided by any other party in connection with transactions contemplated hereunder. The Company shall afford the Buyer and its financial advisors, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of the Company and its Subsidiaries during the period prior to the Closing to obtain all information concerning the business, including financial condition, properties, results of operations and personnel of the Company and its Subsidiaries, as the Buyer may reasonably request. No information or knowledge obtained by the Buyer in any investigation pursuant to this Section 5.6 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Transaction.

     5.7 No Solicitation. Other than with respect to the Transaction, the Company agrees that it shall not, and shall direct and use its reasonable best efforts to cause its officers, directors, employees, representatives, agents, or affiliates (including, but not limited to any investment banker, attorney, or accountant retained by the Company) to, directly or indirectly, solicit, knowingly encourage, initiate discussions or negotiations with, or knowingly provide any nonpublic information to, any corporation, partnership, person, or other entity or group concerning any proposed Alternative Transaction (as defined below), or otherwise knowingly facilitate any effort or attempt to make or implement an Alternative Transaction. For purposes of this Agreement, the term "Alternative Transaction" shall mean any of the following involving the Company or any subsidiary: (i) any tender offer, exchange offer, merger, consolidation, share exchange, business combination or similar transaction involving capital stock of the Company; (ii) any transaction or series of related transactions pursuant to which any person or entity (or its shareholders), (a "Third Party") acquires shares (or securities exercisable for or convertible into shares) representing more that 20% of the outstanding shares of any class of capital stock of the Company; or (iii) any sale, lease, exchange, licensing, transfer or other disposition pursuant to which a Third Party acquires control of more than 20% of the assets (including, but not limited to, intellectual property assets) of the Company (determined by reference to the fair market value of such assets), in a single transaction or series of related transactions. The Company shall immediately terminate all discussions with Third Parties concerning any proposed Alternate Transaction, and will request that such Third Parties promptly return any confidential information furnished by the Company in connection with any proposed Alternative Transaction.

     5.8 Public Disclosure. The Buyer and the Company shall consult with each other and agree in writing before issuing any press release or otherwise making any public statement with respect to the Transaction or this Agreement and will not issue any such press release or make any such public statement prior to such consultation.

     5.9 Business Records. Prior to and as a condition of the Closing, the Company shall deliver to Buyer all records and documents relating to the Company, wherever located, including, without limitation, books, records, supplier and customer lists and files, government filings, the Returns, consent decrees, orders, and correspondence, financial information and records, electronic files containing any financial information and records, and other documents used in or associated with the Company ("Business Records").

     5.10 Ownership Records; Transfer Agent Undertaking. Prior to and as a condition of the Closing, the Company shall deliver to Buyer a full and complete listing of all stockholders of the Company, dated within three (3) business days prior to Closing, from and certified by the Company's transfer agent showing the name and address of each stockholder, the number of shares owned by each stockholder, and the certificate number and issue dates for the shares owned by each stockholder ("Stockholder List"). At or prior to Closing, the Company shall obtain, and deliver to the Buyer, an undertaking from the transfer agent, in a form and substance satisfactory to the Buyer, stating the amount of any and all fees and charges owed to the transfer agent by the Company for services rendered prior to Closing together with a copy of the current agreement in place between the Company and the transfer agent ("Transfer Agent Undertaking").


                                   ARTICLE VI

                          CONDITIONS TO THE TRANSACTION
                          -----------------------------

     6.1 Conditions to Obligations of Each Party to Effect the Transaction. The respective obligations of each party to this Agreement to effect the Transaction shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

          (a) No Order. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Transaction illegal or otherwise prohibiting consummation of the Transaction, substantially on the terms contemplated by this Agreement. All waiting periods, if any, under any law in any jurisdiction in which the Company or the Buyer has material operations relating to the transactions contemplated hereby will have expired or terminated.

     6.2 Additional Conditions to Obligations of the Company. The obligations of the Company to consummate and effect the Transaction shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

          (a) Representations and Warranties. Each representation and warranty of the Buyer contained in this Agreement (i) shall have been true and correct as of the date of this Agreement and (ii) shall be true and correct on and as of the Closing Date with the same force and effect as if made on the Closing Date. The Company shall have received a certificate with respect to the foregoing signed on behalf of the Buyer by an authorized manager of the Buyer ("Buyer Closing Certificate").

          (b) Agreements and Covenants. The Buyer shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date, except to the extent that any failure to perform or comply (other than a willful failure to perform or comply or failure to perform or comply with an agreement or covenant reasonably within the control of the Buyer) does not, or will not, constitute a Material Adverse Effect with respect to the Buyer taken as a whole, and the Company shall have received the Buyer Closing Certificate to such effect.

          (c) Other Deliveries. At or prior to Closing, the Buyer shall have delivered to the Company: (i) the resolutions by the Buyer's board of managers approving this Agreement and the transactions contemplated hereunder, (ii) the duly executed Registration Rights Agreement, and (iii) such other documents or certificates as shall reasonably be required by the Company and its counsel in order to consummate the transactions contemplated hereunder. At or prior to the Closing, the Buyer shall have delivered the Purchase Price to the Company, and the proceeds thereof shall be handled and disbursed in accordance with Section
5.1 hereof.

     6.3 Additional Conditions to the Obligations of the Buyer. The obligations of the Buyer to consummate and effect the Transaction shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by the Buyer:

          (a) Representations and Warranties. Each representation and warranty of the Company contained in this Agreement (i) shall have been true and correct as of the date of this Agreement and (ii) shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of the Closing. The Buyer shall have received a certificate with respect to the foregoing signed on behalf of the Company with respect to the warranties and representations made by the Company under this Agreement ("Company Closing Certificate").

          (b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by the Company at or prior to the Closing Date except to the extent that any failure to perform or comply (other than a willful failure to perform or comply or failure to perform or comply with an agreement or covenant reasonably within the control of the Company) does not, or will not, constitute a Material Adverse Effect on the Company, and the Buyer shall have received the Closing Certificate to such effect.

          (c) Contracts. The Company shall have delivered to the Buyer written instruments evidencing that all agreements, contracts and commitments under which the Company is a party or under which the Company has any obligations have been cancelled or terminated without any further liability to the Company including, without limitation, the termination of the Company's engagement with its existing transfer agent and its existing legal counsel under terms and conditions acceptable to the Buyer.

          (e) Creditor Settlements. The Company and Leon Leibovich have executed and delivered to the Buyer a certain Settlement and Release Agreement on terms and conditions acceptable to the Buyer.

          (f) Judgment Creditor. The Company shall have paid, satisfied or settled all matters related to the action filed in Nevada District Court, Clark County on August 7, 2007 captioned Benchmark Capital, LLC vs. Forex365, Inc., formerly known as Solar Group, Inc., Leon Leibovich and Does I-XV including, without limitation, the default judgment filed against the Company in such matter on October 31, 2007, all on terms and conditions acceptable to the Buyer.

          (g) Corporate Matters; Compliance Matters. The Company shall have delivered to the Buyer a certified copy of the Company's certificate of incorporation, with any amendments thereto, a certified copy of the Company's bylaws, with any amendments thereto, a certificate of good standing in the State of Nevada. All of the Compliance Matters have been completed to the satisfaction of the Buyer. The Stockholder List shall show that less than 100 stockholders of record have an address shown in the State of Nevada.

          (h) Other Deliveries. At or prior to Closing, the Company shall have delivered to the Buyer: (i) the resolutions by the Company's board of directors approving this Agreement and the transactions contemplated hereunder, (ii) the duly executed Registration Rights Agreement, (iii) the Stockholder List, the Business Records, the Transfer Agent Undertaking and the Undertaking, and (iv) such other documents or certificates as shall reasonably be required by the Buyer and its counsel in order to consummate the transactions contemplated hereunder. At or prior to the Closing, the Company shall have caused the certificates representing the Shares to be delivered to the Buyer.


                                   ARTICLE VII

                                    SURVIVAL
                                    --------

     All representations, warranties, agreements and covenants contained in or made pursuant to this Agreement, or any Schedule hereto or thereto or any certificate delivered at the Closing, shall not survive the Closing, and no claims by virtue of the breach such representations, warranties, agreements and covenants shall be made by the parties hereto after the Closing. Notwithstanding anything contained in this Article to the contrary, the provisions of this Article shall not be applicable to any indemnification agreement that that the Company may separately enter into with any other parties with respect to the Company's representations, warranties, agreements and covenants contained in or made pursuant to this Agreement, or any Schedule hereto or thereto or any certificate delivered at the Closing.


                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER
                        ---------------------------------

     8.1 Termination. This Agreement may be terminated at any time prior to the
Closing:

          (a) by mutual written agreement of the Buyer and the Company;

          (b) by either the Buyer or the Company if the Transaction shall not have been consummated for any reason by January 31, 2008 or such other date mutually agreeable to the Buyer and the Company; or

          (c) by either the Buyer or the Company if a Governmental Entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Transaction, which order, decree, ruling or other action is final and nonappealable.

     8.2 Notice of Termination; Effect of Termination. Any termination of this Agreement under Section 8.1 above will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 8.1, this Agreement shall be of no further force or effect and the Transaction shall be abandoned, except (i) as set forth in this Section 8.2, Section 8.3 and
Article IX (General Provisions), each of which shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for any intentional or willful breach of this Agreement.

     8.3 Fees and Expenses. Except as otherwise provided herein, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Transaction is consummated. Notwithstanding the foregoing, in the event this Agreement is terminated by the Company or the Buyer in accordance with Section 8.1 hereof, the Company will cause the resignation of the then current directors of the Company and the appointment of Leon Leibovich as the sole director, provided, however, that such resignations and appointments shall only be made if Leon Leibovich has repaid in full the Bridge Loan, as more specifically discussed in Schedule 2.9 hereof, within ten (10) days following the termination of this Agreement.

     8.4 Amendment. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the Buyer and the Company.

     8.5 Extension; Waiver. At any time prior to the Closing, any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.


                                   ARTICLE IX

                               GENERAL PROVISIONS
                               ------------------

     9.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

          (a) if to the Buyer, to:

           KIG Investors II, LLC
           Attn:  Timothy J. Keating, Manager
           5251 DTC Parkway, Suite 1090
           Denver, Colorado 80111
           (720) 889-0135 fax

          (b) if to the Company (prior to the Resignations and Appointments), to:

           Forex365, Inc.
           Attn: Leon Leibovich, CEO
           276 Park Avenue
           Highland Park, IL 60035

          (c) if to the Company (after the Resignations and Appointments), to:

           Forex365, Inc.
           Attn: Kevin R. Keating, CEO
           936A Beachland Boulevard, Suite 13
           Vero Beach, FL 32963
           (772) 231-5947 fax

     9.2 Interpretation.

          (a) When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement. Unless otherwise indicated the words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "the business of" an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity.

          (b) For purposes of this Agreement, the term "Material Adverse Effect" when used in connection with an entity means any change, event, violation, inaccuracy, circumstance or effect, individually or when aggregated with other changes, events, violations, inaccuracies, circumstances or effects, that is materially adverse to the business, assets (including intangible assets), revenues, financial condition or results of operations of such entity and its Subsidiaries, if any, taken as a whole (it being understood that neither of the following alone or in combination shall be deemed, in and of itself, to constitute a Material Adverse Effect: (a) changes attributable to the public announcement or pendency of the transactions contemplated hereby, (b) changes in general national or regional economic conditions or (c) changes affecting the industry generally in which the Company or the Buyer operates).

          (c) For purposes of this Agreement, the term "Person" shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

          (b) For purposes of this Agreement, all monetary amounts set forth herein are referenced in United States dollars, unless otherwise noted.

     9.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. Facsimile and electronic signatures to this Agreement by the parties shall be accepted and shall be treated as original signatures hereto.

     9.4 Entire Agreement; Third Party Beneficiaries. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Schedules hereto (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) are not intended to confer upon any other person any rights or remedies hereunder (except as specifically provided in this Agreement).

     9.5 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     9.6 Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     9.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, USA, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

     9.8 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     9.9 Assignment. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Subject to the first sentence of this Section 9.9, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     9.10 Arbitration. Any disputes or claims arising under or in connection with this Agreement or the transactions contemplated hereunder shall be resolved by binding arbitration. Notice of a demand to arbitrate a dispute by either party shall be given in writing to the other at their last known address. Arbitration shall be commenced by the filing by a party of an arbitration demand with the American Arbitration Association ("AAA") in its office in Chicago, Illinois, USA. The arbitration and resolution of the dispute shall be resolved by a single arbitrator appointed by the AAA pursuant to AAA rules. The arbitration shall in all respects be governed and conducted by applicable AAA rules, and any award and/or decision shall be conclusive and binding on the parties. The arbitration shall be conducted in Chicago, Illinois. The arbitrator shall supply a written opinion supporting any award, and judgment may be entered on the award in any court of competent jurisdiction. Each party shall pay its own fees and expenses for the arbitration, except that any costs and charges imposed by the AAA and any fees of the arbitrator for his services shall be assessed against the losing party by the arbitrator. In the event that preliminary or permanent injunctive relief is necessary or desirable in order to prevent a party from acting contrary to this Agreement or to prevent irreparable harm prior to a confirmation of an arbitration award, then either party is authorized and entitled to commence a lawsuit solely to obtain equitable relief against the other pending the completion of the arbitration in a court having jurisdiction over the parties. All rights and remedies of the parties shall be cumulative and in addition to any other rights and remedies obtainable from arbitration.

               [Remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

                                                 KIG Investors II, LLC



                                                 By: /s/ Timothy J. Keating
                                                     ---------------------------
                                                     Timothy J. Keating, Manager

                                                 Forex365, Inc.


                                                 By: /s/ Leon Leibovich
                                                     ---------------------------
                                                      Leon Leibovich, CEO

Index of Exhibits

Exhibit A - Registration Rights Agreement


Schedules

Disclosure Schedules by the Company